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                                                                    EXHIBIT 23.6

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this amended registration statement of our report dated May 10, 1996 previously included in IXC Communications, Inc.'s current report on Form 8-K dated April 15, 1998 and the incorporation by reference in this amended registration statement of our report dated May 10, 1996 included in Network Long Distance, Inc.'s Form 10-K for the year ended March 31, 1997, and to all references to our Firm included in this amended registration statement.


/s/ YOUNT, HYDE & BARBOUR, P.C.

Culpeper, Virginia

June 17, 1998